                                                                 Exhibit 10.2(c)
                              EMPLOYMENT AGREEMENT

                               WILLIAM D. WATKINS

          EMPLOYMENT AGREEMENT (the "Agreement") dated as of February 2, 2001 by and between Seagate Technology (US) Holdings, Inc., a Delaware corporation (the "Company") , and William D. Watkins (the "Executive").

          Seagate Technology, Inc. ("Seagate") and Suez Acquisition Company (Cayman) Limited ("SAC") entered into a Stock Purchase Agreement dated as of March 29, 2000 (as amended, the "Stock Purchase Agreement"), pursuant to which, as of the Closing which occurred on the Closing Date (each as defined in the Stock Purchase Agreement), SAC, subject to certain exclusions, acquired all of the shares of various subsidiaries of Seagate and, indirectly, substantially all of the operating assets of Seagate;

          Prior to the consummation of the transactions pursuant to the Stock Purchase Agreement, SAC assigned all of its rights and obligations under the Stock Purchase Agreement to New SAC, a limited company incorporated in the Cayman Islands ("New SAC")

          The Company desires to employ Executive and to enter into an agreement embodying the terms of such employment;

          Executive desires to accept such employment and enter into such an agreement;

          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

          1. Term of Employment. Subject to the provisions of Section 7 of this
             ------------------
Agreement, Executive shall be employed by the Company for a period commencing on the Closing Date (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with
                                        --------  -------
the date following the third anniversary of the Commencement Date, and on each anniversary thereafter (each an "Extension Date"), the Employment Term shall be automatically extended for an additional one-year period, unless the Company or Executive provides the other party hereto 30 days prior written notice before the next Extension Date that the Employment Term shall not be so extended.

          2. Position.
             --------

             a. During the Employment Term, Executive shall serve in the positions set forth on Exhibit A. In such position, Executive shall have duties and authority at a level consistent with the duties and authority set forth on Exhibit A and such other duties and responsibilities as shall be determined from time to time by the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company. If requested, Executive shall also serve as a member of the Board without additional compensation.

             b. During the Employment Term, Executive will devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that Executive may continue to serve as a
                              --------
member of the boards of directors and trustees listed on Exhibit B hereto ; provided in each case, and in the aggregate, that such activities do not
--------
conflict or interfere with the performance of Executive's duties hereunder or conflict with Section 8.

          3. Base Salary. During the Employment Term, the Company shall pay
             -----------
Executive a base salary at the annual rate of $850,000, payable in regular installments in accordance with the Company's usual payment practices. Beginning with the fiscal year commencing July 1, 2001, Executive's annual base salary shall be reviewed within 30 days of the start of that fiscal year and will be reviewed each year thereafter during the Employment Term, and, if appropriate, it shall be increased from time to time in the sole discretion of the Board. The base salary specified in this Section 3, together with any increases in such base salary that the Board may make thereto from time to time, is herein after referred to as the "Base Salary."

          4. Annual Bonus. With respect to the fiscal year ending June 30, 2001
             ------------
and with respect to each full fiscal year thereafter during the Employment Term, Executive shall be eligible to earn an annual bonus award (an "Annual Bonus") of up to 125% of Executive's Base Salary (the "Target") based upon the achievement of annual performance targets established by the Board within the first three months of each fiscal year during the Employment Term; provided that the annual
                                                       --------
performance targets for the fiscal year in which the Closing occurs shall be established by the Board within 90 days following the Closing. Executive shall, by prior irrevocable election, have the right to defer the payment of each such bonus for one or more years, and during the deferral period, Executive shall have the right to designate, from among a number of investment alternatives, the investments which shall serve as the measure of the investment return on his or her deferred compensation. If all or any portion of the Annual Bonus otherwise payable to Executive for any fiscal year of the Company would not in fact be deductible for federal income tax purposes by reason of the limitation of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), then the portion of such Annual Bonus which is not so deductible shall be deferred and paid to Executive in one lump sum upon the first date on which such payment may be made without exceeding any applicable limitation on deductibility under Code section 162(m). During the period in which payment of the Annual Bonus is deferred, whether in whole or in part, the deferred portion of such Annual Bonus shall be held in a grantor trust established by the Company for Executive's benefit, and Executive shall have the right to designate the investments, from a number of diversified investment alternatives designated by the Company, which shall serve as the measure of the investment return on such deferred portion.

         5.  Employee Benefits/Equity Awards.
             -------------------------------

             a. During the Employment Term, Executive shall be provided health, life and disability insurance and retirement and fringe benefits that are comparable, in the aggregate, to those benefits made available to the senior executives of Seagate immediately prior to the Closing.

             b. Promptly following the date hereof, Executive shall be granted an option to purchase shares of the Company or an affiliate, the number of shares and the terms and conditions of the option to be determined by the Board of Directors of New SAC. Notwithstanding the foregoing, the option agreement representing the right to purchase such shares shall provide that if the Executive's employment is terminated by the Company without Cause (as defined below) or if the Executive resigns for Good Reason (as defined below), the option shall immediately vest and become exercisable for all the shares at the time subject to the option.

         6.  Business Expenses.  During the Employment Term, reasonable business
             -----------------
expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

         7.  Termination. The Employment Term and Executive's employment
             -----------
hereunder may be terminated by either party at any time and for any reason; provided that Executive will be required to give the Company at least 30 days
--------
advance written notice of any resignation of Executive's employment without Good Reason. Notwithstanding any other provision of this Agreement, the provisions of this Section 7 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates; provided that nothing in this
                                                --------
Agreement shall affect or otherwise modify Executive's rights, benefits or entitlements under (i) the Deferred Compensation Plan into which Executive has rolled the value of his unvested Seagate options and/or unvested Seagate share pursuant to his Rollover Agreement with SAC dated November 13, 2000 (the "Rollover Agreement"), (ii) his Restricted Share Agreement with SAC dated November 22, 2000, (iii) the Management Retention Agreement between Executive and Seagate dated as of November 12, 1998 (as amended by the Management Participation Agreement dated as of March 29, 2000 between Executive and SAC and the Rollover Agreement) (the "Management Retention Agreement") and (iv) any stock option agreements or restricted share agreements and the awards subject to such agreements which may be awarded to Executive from time to time following the Closing (collectively, the "Collateral Documents").

             a. By the Company For Cause or By Executive Resignation Without
                -------------------------------------------------------------
Good Reason.
-----------

        (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for Cause (as defined below) and shall terminate automatically upon Executive's resignation without Good Reason (as defined in
Section 7(c)); provided that Executive will be required to give the Company at
               --------
least 30 days advance written notice of a resignation without Good Reason.

        (ii) For purposes of this Agreement, "Cause" shall mean (A) Executive's continued failure to substantially perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness), (B) embezzlement or theft by Executive of the Company's property, (C) the commission of any act or acts on Executive's part resulting in the conviction of such Executive of a felony under the laws of the United States or any state, (D) Executive's willful malfeasance or willful misconduct in connection with Executive's duties to Company or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (E) a material breach by Executive of the material terms of this Agreement, the Management Stockholders Agreement dated as of November 22, 2000, or any non-compete, non-solicitation or confidentiality provisions to which Executive is subject. However, no termination shall be deemed for Cause under clause (A), (D) or (E) unless Executive is first given written notice by the Company of the specific acts or omissions which the Company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

       (iii) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive:

             (A)   the Base Salary through the date of termination;

             (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed fiscal year;

             (C) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive's termination; and

             (D) such employee benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights").

      Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 7(a)(iii) or in the Collateral Documents, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

             b.    Disability or Death.
                   -------------------

       (i) The Employment Term and Executive's employment hereunder shall terminate upon Executive's death and may be terminated by the Company upon fifteen (15) days prior written notice to Executive if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period to perform Executive's duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

       (ii) Subject to reduction by the present value of any other cash severance or cash termination benefits payable to Executive under any other plans, programs or arrangements of the Company or its affiliates, including, but not limited to, the Management Retention Agreement, upon termination of Executive's employment hereunder for either death or Disability, Executive or Executive's estate (as the case may be) shall be entitled to receive:

             (A)    the Accrued Rights; and

             (B) a pro rata portion of any Annual Bonus, if any, that Executive would have been entitled to receive pursuant to Section 4 hereof in such year based upon (i) the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment and (ii) to the extent payment of the Annual Bonus is based upon subjective individual performance criteria, based upon the actual performance of Executive during the portion of such fiscal year that Executive was employed by the Company prior to such death or Disability, payable when such Annual Bonus would have otherwise been payable had Executive's employment not terminated.

       Following Executive's termination of employment due to death or Disability, except as set forth in this Section 7(b)(ii) or in the Collateral Documents, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

             c.     By the Company Without Cause or Resignation by Executive for
                    ------------------------------------------------------------
Good Reason.
-----------

       (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

       (ii) For purposes of this Agreement, "Good Reason" shall mean Executive's resignation of Executive's employment with the Company as a result of the following actions, which actions remain uncured for at least 30 days following written notice from Executive to the Company describing the occurrence of such events and asserting that such events constitute grounds for a Good Reason resignation, provided notice of such resignation is given to the Company within 60 days after the expiration of the cure period: (A) without Executive's express written consent, any material reduction in the level of Executive's authority or duties from those set forth on Exhibit A of this Agreement (including, for these purposes, any authority or duties assigned to Executive with the consent of Executive and the Board within 90 days following the Closing
Date); provided, however, that, for the avoidance of doubt, the sale by New SAC
       --------  -------
of Seagate Removable Storage Solutions Holdings, Seagate Software (Cayman) Holdings, XIOTECH Corporation or any of their subsidiaries shall not be considered a material reduction in the level of Executive's authority or duties;
(B) without Executive's express written consent, a reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to Executive under this Agreement, other than a reduction implemented with the consent of Executive or a reduction that is equivalent to reduction in base salaries, bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the Company at a similar level within the Company (provided that the use of private aircraft shall not be deemed an employee benefit for these purposes); or (C) the relocation of Executive to a principal place of employment more than 50 miles from Executive's current principal place of employment, without Executive's express written consent.

          (iii) Subject to reduction by the present value of any other cash severance or cash termination benefits payable to Executive under any other plans, programs or arrangements of the Company or its affiliates, including, but not limited to, the Management Retention Agreement, if Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive:

          (A)   the Accrued Rights;

          (B) subject to Executive's continued compliance with the provisions of Sections 8 and 9, continued payment of the Base Salary and monthly payments of the Executive's Target Annual Bonus divided by twelve for either (x) the lesser of (1) 24 months or (2) until the fourth anniversary of the Commencement Date, if such termination occurs on or prior to the third anniversary of the Commencement Date, or (y) 12 months if such termination occurs following the third anniversary of the Commencement Date (as applicable, the "Severance Period"); and

          (C) subject to Executive's continued compliance with the provisions of Sections 8 and 9, continued coverage under the Company's health, dental and life insurance programs for the Severance Period on the same basis as such coverage is generally provided to active senior executives of the Company, such continued coverage shall be without duplication of benefit coverage provided under any other plan, program or arrangement of the Company or its affiliates (including, without limitation, the Management Retention Agreement) and, for the avoidance of doubt, Executive shall be entitled to the continued coverage that is most favorable to Executive.

        Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, except as set forth in this Section 7(c)(iii) or in the Collateral Documents, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

               d.    Expiration of Employment Term.
                     -----------------------------

           (i) Election Not to Extend the Employment Term. In the event either
               ------------------------------------------
party elects not to extend the Employment Term pursuant to Section 1, unless Executive's employment is earlier terminated pursuant to paragraphs (a), (b) or
(c) of this Section 7, Executive's termination of employment hereunder (whether or not Executive continues as an employee of the Company thereafter) shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date and, unless Executive continues as an employee of the Company, Executive shall be entitled to receive the Accrued Rights.

        Following such termination of Executive's employment hereunder as a result of either party's election not to extend the Employment Term, except as set forth in this Section 7(d)(i) or in the Collateral Documents, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

         (ii) Continued Employment Beyond the Expiration of the Employment Term.
              -----------------------------------------------------------------
Unless the parties otherwise agree in writing, continuation of Executive's employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive's employment may thereafter be terminated at will by either Executive or the Company; provided that the provisions of Sections 8, 9 and 10 of this Agreement shall survive any termination of this Agreement or Executive's termination of employment hereunder.

              e.  Notice of Termination. Any purported termination of employment
                  ---------------------
by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(h) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

              f.  Board/Committee Resignation. Upon termination of Executive's
                  ---------------------------
employment for any reason, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of the Company's affiliates.

         8.   Non-Competition.
              ---------------

              a. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

         (1) Except as otherwise expressly provided in Section 8(c), during the Employment Term and, for a period equal to (x) the lesser of (A) 2 years following the date Executive ceases to be employed by the Company or (B) until the fourth anniversary of the Commencement Date, if Executive's termination of employment occurs on or prior to the third anniversary of the Commencement Date or (y) 1 year following the date Executive ceases to be employed by the Company, if Executive's termination of employment occurs following the third anniversary of the Commencement Date (the "Restricted Period"), Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

              (i) with whom Executive had personal contact or dealings on behalf of the Company during the one year period preceding Executive's termination of employment;

              (ii) with whom employees reporting to Executive have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Executive's termination of employment; or

              (iii) for whom Executive had direct or indirect responsibility during the one year immediately preceding Executive's termination of employment.

        (2) Except as otherwise expressly provided in Section 8(c), during the Restricted Period, Executive will not directly or indirectly:

               (i) engage in any business that competes with the business of New SAC or its subsidiaries (including, without limitation, businesses which New SAC or its subsidiaries have specific plans to conduct in the future and as to which Executive is aware of such planning) in any geographical area which is within 100 miles of any geographical area in which New SAC or its subsidiaries conduct such business (a "Competitive Business");

               (ii) enter the employ of, or render any services to, any person or entity (or any division of any person or entity) who or which engages in a Competitive Business;

               (iii) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

               (iv) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between New SAC or any of its subsidiaries and customers, clients, suppliers, partners, members or investors of New SAC or its subsidiaries.

          (3) Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of New SAC or its subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such person.

          (4) During the Restricted Period, Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly:

               (i) solicit or encourage any employee of New SAC or its subsidiaries to leave the employment of New SAC or its subsidiaries; or

               (ii) hire any such employee who was employed by New SAC or its subsidiaries as of the date of Executive's termination of employment with the Company or who left the employment of New SAC or its subsidiaries coincident with, or within one year prior to or after, the termination of Executive's employment with the Company.

     (5) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with New SAC or its subsidiaries any consultant then under contract with New SAC or its subsidiaries.

            b. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

            c. Notwithstanding the foregoing, the restrictions on soliciting clients or prospective clients set forth in Section 8(a)(1) and on engaging in Competitive Businesses set forth in Section 8(a)(2) shall not apply to Executive following the expiration of the Employment Term if the Employment Term is terminated due to the Company's election not to extend the Employment Term pursuant to Section 1, unless the Company elects in writing, in its sole
                       ------
discretion, to pay Executive, following Executive's termination of employment with the Company, the amounts set forth in Section 7(c)(iii) that would have been payable to Executive in the event Executive's termination had been terminated by the Company immediately prior to the expiration of the Employment Term without Cause, in which case the provisions of Sections 8(a)(1) and 8(a)(2) shall continue to apply.

      9.    Confidentiality; Inventions. Executive agrees to sign, and abide by
            ---------------------------
the terms of, the Company's standard At-Will Employment, Confidential Information and Invention Assignment Agreement (the "Standard Agreement"), a copy of which is attached hereto as Exhibit C and the terms of which are hereby incorporated herein by reference and made a part of this Agreement; provided
                                                                    --------
that (i) the Company acknowledges that the provisions of the Standard Agreement regarding "at will" employment shall not affect Executive's rights under this Agreement and (ii) Executive acknowledges and agrees that to the extent any original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during the period of Executive's employment with the Company are deemed not to be "works made for hire," Executive hereby assigns the copyright and all other intellectual property rights in such works to the Company; provided further that the foregoing assignment shall not apply to
         ----------------
inventions, the assignment of which is prohibited by California Labor Code
Section 2870.

      10.   Specific Performance. Executive acknowledges and agrees that the
            --------------------
Company's remedies at law for a breach or threatened breach of any of the provisions of Section 8 or Section 9 would be inadequate and the Company would suffer irreparable damages ads a result of any such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available entitled and, in the case of any material breach of such provisions, to cease making any payments or providing any benefit otherwise required by this Agreement.

          11.   Miscellaneous.
                -------------

                a.   Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                b.   Entire Agreement/Amendments.
                     ---------------------------

            (i) Except as otherwise provided in Section 11(b)(ii) below, this Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company, and this Agreement supercedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive's employment with the Company and/or its affiliates. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

            (ii) Nothing in this Agreement shall affect or in any manner otherwise modify Executive's rights, benefits and entitlements under the Collateral Documents; provided that this Agreement does supercede the provisions
                      --------
of the Management Agreement dated as of March 29, 2000 among SAC and Executive which described the material terms of an employment agreement to be entered into between SAC and Executive (the "Management Agreement") and the provisions of the Management Agreement referred to, or otherwise incorporated into, any of the Collateral Documents.

                c.   No Waiver. The failure of a party to insist upon strict
                     ---------
adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                d.   Severability. In the event that any one or more of the
                     ------------
provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                e.   Assignment. This Agreement shall not be assignable by
                     ----------
Executive. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity. The failure of any such affiliate or successor person or entity to accept the assignment of the Company's obligations under this Agreement (other than an assignment which occurs by operation of law) shall constitute additional grounds for a resignation for Good Reason by Executive under Section 7(c) of this Agreement.

               f.   Set Off The Company's obligation to pay Executive the
                    -------
amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by Executive to the Company or its affiliates

               g.   Successors; Binding Agreement. This Agreement shall inure to
                    -----------------------------
the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

               h.   Notice. For the purpose of this Agreement, notices and all
                    ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          If to the Company:

          Seagate Technology (US) Holdings, Inc
          920 Disc Drive
          Scotts Valley, CA  95066
          Attention:  General Counsel

          If to Executive:

          To the most recent address of Executive set forth in the personnel records of the Company.

               i.   Executive Representation. Executive hereby represents to the
                    ------------------------
Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

               j.   Cooperation. Executive shall provide his reasonable
                    -----------
cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment hereunder. This provision shall survive any termination of this Agreement.

               k.   Withholding Taxes. The Company may withhold from any amounts
                    -----------------
payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

               l.   Counterparts. This Agreement may be signed in counterparts,
                    ------------
each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    SEAGATE TECHNOLOGY (US) HOLDINGS, INC.

                                    /s/ Stephen Luzco
                                    -------------------------------------
                                    By:  Stephen Luzco
                                    Title:  Chief Executive Officer

                                    EXECUTIVE

                                    /s/ William D. Watkins
                                    -------------------------------------

                                    EXHIBIT A
                             (Duties and Authority)

President and Chief Operating Officer of New SAC and Seagate Technology Holdings with primary responsibility for the management and oversight of the operation of Seagate Technology Holdings, in particular, Seagate Technology HDD Holdings.

                                    EXHIBIT B
                       (Current Board/Trustee Memberships)

Iolon, a Seagate Technology Investment Holdings LLC investment

Cache Vision, a Seagate Technology Investment Holdings LLC investment

Candescent Inc.

                                    EXHIBIT C
 (Standard At-Will Employment, Confidential Information and Invention Assignment
                                   Agreement)

                                       15